================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                DECEMBER 16, 1998

                          TOREADOR ROYALTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                0-2517                      75-0991164
(STATE OF INCORPORATION) (COMMISSION FILE NO.) (IRS EMPLOYER IDENTIFICATION NO.)


                           4809 COLE AVENUE, SUITE 108
                               DALLAS, TEXAS 75205
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 369-0080



================================================================================

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         As previously disclosed under a Current Report on Form 8-K filed on December 31, 1998, Tormin, Inc., a wholly-owned subsidiary of Toreador Royalty Corporation ("Toreador"), purchased certain oil, gas and other mineral and royalty interests located in Alabama, Louisiana and Mississippi (the "Assets") from Howell Petroleum Corporation ("Howell"), pursuant to a Purchase and Sale Agreement dated October 28, 1998, by and between Howell and J.T. Philip Company. In accordance with the rules of the Securities and Exchange Commission, Toreador omitted from the Form 8-K the required financial statements and pro forma financial information for the Assets. This amendment to the Form 8-K provides such financial statements and pro forma financial information.

         (a)      Financial statements of businesses acquired.

                  Historical Statement of Revenues and Direct Operating Expenses for the Years Ended December 31, 1997 and 1996 and for the Nine Months Ended September 30, 1998 and 1997 (Unaudited).

                  Supplementary Oil and Gas Information (Unaudited).

         (b)      Pro forma financial information.

                  Pro Forma Consolidated Balance Sheet (Unaudited) of Toreador Royalty Corporation as of September 30, 1998.

                  Pro Forma Consolidated Statements of Operations (unaudited) of Toreador Royalty Corporation for the nine months ended September 30, 1998 and for the fiscal year ended December 31, 1997.

         (c)      Exhibits

                  10.1* Securities Purchase Agreement, effective December 16, 1998, among Toreador Royalty Corporation and the Purchasers party thereto.

                  10.2* Registration Rights Agreement, effective December 16, 1998, among Toreador Royalty Corporation and persons party thereto.

                  10.3* Certificate of Designation of Series A Convertible Preferred Stock of Toreador Royalty Corporation.

                  10.4* Purchase and Sale Agreement, effective November 1, 1998, between Howell Petroleum Corporation and The J.T. Philip Company, as amended.

                  10.5* Credit Agreement effective December 15, 1998, between Compass Bank and Tormin, Inc.

                  23.1     Consent of PricewaterhouseCoopers, LLP.
-----------------------
*    Previously filed in Current Report on Form 8-K filed on December 31, 1998.



                                      (2)

                        Report of Independent Accountants



To the Board of Directors of
Howell Corporation


We have audited the accompanying Historical Statement of Revenues and Direct Operating Expenses of the Oil and Gas Properties Acquisition for the years ended December 31, 1997 and 1996. This historical statement is the responsibility of the management of the owner of the Properties. Our responsibility is to express an opinion on this historical statement based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audits provide a reasonable basis for our opinion.

The accompanying historical statement, as described in Note 1, was prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K which will be filed by Toreador Royalty Corporation. It is not intended to be a complete presentation of the financial condition, results of operations and cash flows of the Oil and Gas Properties Acquisition.

In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Oil and Gas Properties Acquisition as described in Note 1 for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.



PricewaterhouseCoopers  LLP
Dallas, Texas
February 24, 1999


                                       (3)

Oil and Gas Properties Acquisition
Historical Statement of Revenues and Direct Operating Expenses
For the Years Ended December 31, 1997 and 1996 and
For the Nine Months Ended September 30, 1998 and 1997 (Unaudited)
--------------------------------------------------------------------------------

                                        For the nine
                                        months ended              For the years ended
                                        September 30,                 December 31,
                                 -------------------------     -------------------------
                                    1998           1997          1997            1996
                                 ----------     ----------     ----------     ----------
                                 (Unaudited)    (Unaudited)
Revenues:
Crude oil and condensate         $  448,055     $  770,938     $1,016,646     $1,301,313
Natural gas                         709,711        693,045      1,032,467        968,637
Plant products and other             25,452         32,847         44,765         67,514
Lease bonuses and rentals           280,426        700,256        933,675        642,636
                                 ----------     ----------     ----------     ----------
Total                             1,463,644      2,197,086      3,027,553      2,980,100
                                 ----------     ----------     ----------     ----------

Direct operating expenses:
  Production taxes                   59,222         89,354        119,905        139,393
  Gathering costs                    52,413         43,736         64,938         54,131
                                 ----------     ----------     ----------     ----------
Total                               111,635        133,090        184,843        193,524
                                 ----------     ----------     ----------     ----------

Revenues in excess of direct
  operating expenses             $1,352,009     $2,063,996     $2,842,710     $2,786,576
                                 ==========     ==========     ==========     ==========


    The accompanying notes are an integral part of this financial statement.


                                       (4)

Oil and Gas Properties Acquisition
Notes to Historical Financial Statement of Revenues and Direct Operating
Expenses
For the Years Ended December 31, 1997 and 1996 and For the Nine Months
Ended September 30, 1998 and 1997 (Unaudited)
--------------------------------------------------------------------------------

1.       Basis of Presentation

         On December 16, 1998, Tormin, Inc., a wholly owned subsidiary of Toreador Royalty Corporation ("Company"), purchased, effective November 1, 1998, certain oil, gas and other mineral and royalty interests located in Alabama, Louisiana and Mississippi (the "Properties") from Howell Petroleum Corporation ("Howell"), a wholly owned subsidiary of Howell Corporation, pursuant to a Purchase and Sale Agreement (the "Howell Agreement") dated October 28, 1998 by and between Howell and J.T. Philip Company ("JTP"). Tormin acquired JTP's rights under the Howell Agreement through an assignment of JTP's rights and paid a transaction fee of 1.5% of the purchase price of the Properties.

         The purchase price for the Properties was $13 million. The Properties are comprised of approximately 1,775,000 gross mineral acres and 876,000 net mineral acres. Producing interests, which make up approximately 2% of the total net acres, are held in approximately 400 oil and gas wells. The acquisition of the Properties was accounted for under the purchase method and closed on December 16, 1998 (the "Closing Date").

         The accompanying historical statement of revenues and direct operating expenses ("Historical Statement") was prepared from the historical accounting records of Howell which are prepared on the accrual basis. Oil and gas revenues and direct operating expenses relate to the net revenue interest in the Properties. Oil and gas sales are recognized as product is sold from the wells.

         The Historical Statement varies from an income statement in that it does not show certain expenses which were incurred in connection with ownership of the Properties, including general and administrative expenses and income taxes. These costs were not separately allocated to the Properties by Howell and any pro forma allocation would be both time consuming and expensive and would not be a reliable estimate of what these costs would actually have been had the Properties been operated historically as a stand alone entity. In addition, these allocations, if made using historical Howell general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Properties had they been assets of the Company, due to the greatly varying size, structure, operations and accounting of the two companies. This Historical Statement also does not include provisions for depreciation, depletion and amortization as such amounts would not be indicative of those costs which would be incurred by the Company upon allocation of the purchase price.

         For the same reason, primarily the lack of segregated or easily obtainable reliable data on asset values and related liabilities, a balance sheet is not presented for the Properties.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting period. Actual results could differ from those estimates.

         The interim financial data for the nine months ended September 30, 1998 and September 30, 1997 is unaudited; however, in the opinion of Howell, the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for the interim periods.


                                       (5)

Oil and Gas Properties Acquisition
Notes to Historical Financial Statement of Revenues and Direct Operating
Expenses
For the Years Ended December 31, 1997 and 1996 and For the Nine Months
Ended September 30, 1998 and 1997 (Unaudited)
--------------------------------------------------------------------------------

2.       Commitments and Contingencies

         In the course of its business affairs and operations, the owner of the Properties is subject to possible loss contingencies arising from government, environmental and health and safety laws and regulations and third-party litigation. There are no matters, which, in the opinion of management, will have a material adverse effect on the financial results of the Properties.


SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)

The following information is presented pursuant to SFAS No. 69, Disclosures about Oil and Gas Producing Activities:

Oil and Gas Reserves

The following table identifies the Company's net interest in estimated quantities of proved oil and gas reserves associated with the Properties and changes in such estimated quantities. In the absence of relevant detailed information from Howell, reserve information presented below is based upon estimates of proved reserves prepared by independent petroleum engineers as of the Closing Date adjusted for historical production from January 1, 1996 to the Closing Date.

Proved reserves are estimated quantities of crude oil, including natural gas liquids, and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.

                                            Oil           Gas
                                           (Bbls)        (Mcf)
                                         ---------     ----------
Proved reserves at December 31, 1995       515,429      7,179,136
Production                                  65,775        397,756
                                         ---------     ----------
Proved reserves at December 31, 1996       449,654      6,781,380
Production                                  56,669        419,186
                                         ---------     ----------
Proved reserves at December 31, 1997       392,985      6,362,194
                                         =========     ==========

Proved developed reserves at:

      December 31, 1995                    511,734      6,138,530
                                         =========     ==========
      December 31, 1996                    445,959      5,740,774
                                         =========     ==========
      December 31, 1997                    389,290      5,321,588
                                         =========     ==========


                                       (6)

Oil and Gas Properties Acquisition
Supplementary Financial Information for Oil and Gas Producing Activities (Unaudited)
December 31, 1997 and 1996
--------------------------------------------------------------------------------

Standardized Measures of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The Company has developed the Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Quantities (Standardized Measure), before income taxes, assuming year-end selling prices adjusted for future fixed and determinable contractual price changes, year-end development and production costs, and a 10% annual discount rate. The Standard Measure does not consider the effects of income taxes as it is not practicable to identify all assets, liabilities or indirect operating costs applicable to the Properties because they were not maintained as a separate business unit.

The Standardized Measure does not purport to be an estimate of the fair market value of the Company's reserves. An estimate of fair value would also have taken into account, among other things, the expected recovery of reserves in excess of proved reserves, anticipated changes in future prices and costs and a discount factor representative of the time value of money and risks inherent in producing oil and gas.

                                                        December 31,
                                               ----------------------------
                                                   1997            1996
                                               ------------    ------------
Future cash inflows                            $ 21,751,070    $ 35,870,764
Future production costs                           1,957,596       3,228,369
                                               ------------    ------------
Future net cash inflows                          19,793,474      32,642,395
Ten percent annual discount                       8,954,004      15,203,922
                                               ------------    ------------
Standardized Measure (before income taxes)
      Of discounted future net cash flows      $ 10,839,469    $ 17,438,473
                                               ============    ============

The average oil and gas prices used to calculate future net cash inflows at December 31, 1997 and December 31, 1996 were $16.17 per barrel and $2.42 per Mcf and $23.37 per barrel and $3.74 per Mcf, respectively. Oil prices represent the average December spot prices for EOTT crude oil and gas prices represent the average December prices as reported by Gulf Coast Madison Energy Reporter for the respective years. The prices of crude oil and natural gas have fluctuated over the past several years, which affects the computed cash flows over the period shown. The prices of crude oil and natural gas increased significantly towards the end of 1996 and have decreased significantly since that time. Prices comparable to those used in the standardized measure were $11.00 for crude oil and $2.19 for natural gas at the Closing Date. Because the price of crude oil and natural gas is likely to remain volatile in the future, price changes can be expected to continue to significantly affect the standardized measure of discounted future net cash flows.


                                       (7)

Oil and Gas Properties Acquisition
Supplementary Financial Information for Oil and Gas Producing Activities (Unaudited)
December 31, 1997 and 1996
--------------------------------------------------------------------------------

Changes in the Standardized Measure

The following are the principal sources of change in the standardized measure (before income taxes):


                                          1997              1996
                                      ------------      ------------
Balance at January 1                  $ 17,438,473      $ 11,704,994

Changes resulting from:
  Sales, net of production costs        (1,864,270)       (2,076,426)
  Net changes in prices and costs       (6,478,580)        6,639,406
  Accretion of discount                  1,743,847         1,170,499
                                      ------------      ------------

Balance at December 31                $ 10,839,470      $ 17,438,473
                                      ============      ============


                                       (8)

                          TOREADOR ROYALTY CORPORATION
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


The accompanying unaudited pro forma consolidated financial information gives effect to the acquisition of the Properties. The unaudited pro forma balance sheet adjusts the September 30, 1998 historical balance sheet as though the acquisition occurred on September 30, 1998. The unaudited pro forma income statements for the nine month period September 30, 1998 and the year ended December 31, 1997 are adjusted to reflect the acquisition as though it occurred on January 1, 1997. The pro forma results exclude any nonrecurring charges or credits directly attributable to the acquisition.

The unaudited pro forma financial information is based on assumptions and includes adjustments as explained in the notes to the unaudited pro forma consolidated financial information. The actual recording of the acquisition could differ. The unaudited pro forma financial information is not necessarily indicative of the Company's financial position or results of operations that might have occurred had the transaction occurred on the dates indicated above.

The unaudited pro forma financial information should be read in conjunction with the historical financial statements and related notes thereto which are contained in the Company's 1997 Annual Report on Form 10-K for the year ended December 31, 1997, the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 1998 and the historical statement of revenues and direct operating expenses of the Properties and the Notes thereto included in this Current Report on Form 8-K, as amended.



                                       (9)

                          TOREADOR ROYALTY CORPORATION

                 PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)



                                                                         As of September 30, 1998

                                                              Toreador       Adjustments        Pro Forma for
                                                             Historical    for Acquisition     the Acquisition
                                                            ------------   ---------------     ---------------
ASSETS
Current Assets:
    Cash and cash equivalents                               $  3,121,770   $      (415,262)(g) $     2,706,508
    Accounts receivable                                          185,742                --             185,742
    Marketable securities                                        127,130                --             127,130
    Federal income tax receivable                                109,604                --             109,604
    Deferred tax benefit                                             791                --                 791
    Other current assets                                          19,030                --              19,030
                                                            ------------   ---------------     ---------------
      Total current assets                                     3,564,067          (415,262)          3,148,805
                                                            ------------   ---------------     ---------------

Other Assets                                                          --           134,296(b)          134,296

Properties and equipment, less accumulated
      depreciation, depletion and amortization                 3,408,910        13,279,643(a)       16,688,553
                                                            ------------   ---------------     ---------------
      Total assets                                          $  6,972,977   $    12,998,677     $    19,971,654
                                                            ============   ===============     ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued liabilities                $    234,640   $       398,677(g)  $       633,317
    Current Portion of Long Term Debt                                 --           720,000(b)          720,000
                                                            ------------   ---------------     ---------------

      Total current liabilities                                  234,640         1,118,677           1,353,317
                                                            ------------   ---------------     ---------------
Long Term Debt                                                        --         7,880,000(b)        7,880,000
                                                            ------------   ---------------     ---------------
      Total liabilities                                          234,640         8,998,677           9,233,317
                                                            ------------   ---------------     ---------------

Redeemable 9% convertible preferred stock, $25.00
stated value; 160,000 shares authorized and issued                    --         4,000,000(b)        4,000,000


Stockholders' equity:
    Preferred stock, $1.00 par value, 4,000,000
        shares authorized; none issued                                --                --                  --
    Common stock, $0.15625 par value, 10,000,000 shares
        authorized; 5,599,071 shares issued                      874,855                --             874,855
    Capital in excess of par value                             4,288,428                --           4,288,428
    Retained earnings                                          2,729,743                --           2,729,743
                                                            ------------   ---------------     ---------------
                                                               7,893,026                --           7,893,026

    Treasury stock at cost:  438,400 shares                   (1,154,689)               --          (1,154,689)
                                                            ------------   ---------------     ---------------
      Total stockholders' equity                               6,738,337                --           6,738,337
                                                            ------------   ---------------     ---------------
      Total liabilities and stockholders' equity            $  6,972,977   $    12,998,677     $    19,971,654
                                                            ============   ===============     ===============

See accompanying notes to unaudited pro forma consolidated financial information.

                                      (10)

                          TOREADOR ROYALTY CORPORATION

           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                   For the Nine Months Ended September 30,1998

                                                  Toreador        Acquisition                         Pro Forma
                                                 Historical       Historical      Adjustments          for the
                                                   Amounts          Amounts     for Acquisition      Acquisition
                                                 -----------      -----------   ---------------      -----------
Revenues:
    Oil and gas sales                            $ 1,487,650      $ 1,183,218   $            --      $ 2,670,868
    Lease bonuses and rentals                        168,664          280,426                --          449,090
    Interest and other income                        130,581               --                --          130,581
                                                 -----------      -----------   ---------------      -----------
      Total revenues                               1,786,895        1,463,644                --        3,250,539

Costs and expenses:
    Lease operating expense                          412,253          111,635                --          523,888
    Dry holes and abandonments                       100,207               --                --          100,207
    Depreciation, depletion and amortization         358,659               --           358,737(c)       717,396
    Geological and geophysical                       244,189               --                --          244,189
    General and administrative                       765,108               --                --          765,108
    Interest expense                                      --               --           701,575(e)       701,575
                                                 -----------      -----------   ---------------      -----------

      Total costs and expenses                     1,880,416          111,635         1,060,312        3,052,363
                                                 -----------      -----------   ---------------      -----------

Income (loss) before federal income taxes            (93,521)       1,352,009        (1,060,312)         198,176

Provision (benefit) for federal income taxes         (32,143)              --           102,094(d)        69,951
                                                 -----------      -----------   ---------------      -----------

Net income (loss)                                $   (61,378)     $ 1,352,009   $    (1,162,406)     $   128,225
                                                 ===========      ===========   ===============      ===========


Basic income (loss) per share                    $     (0.01)                                        $      0.03

Diluted income (loss) per share                  $     (0.01)                                        $      0.03

Weighted average shares outstanding:
      Basic                                        5,067,694                                           5,067,694
      Diluted                                      5,067,694                             49,625(f)     5,117,319


See accompanying notes to unaudited pro forma consolidated financial information


                                      (11)

                          TOREADOR ROYALTY CORPORATION

           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                   For the Fiscal Year Ended December 31,1997

                                                  Toreador        Acquisition                         Pro Forma
                                                 Historical       Historical      Adjustments          for the
                                                   Amounts          Amounts     for Acquisition      Acquisition
                                                 -----------      -----------   ---------------      -----------
Revenues:
    Oil and gas sales                            $ 2,325,148      $ 2,093,878                --      $ 4,419,026
    Lease bonuses and rentals                        287,604          933,675                --        1,221,279
    Interest and other income                        149,841               --                --          149,841
    Gain on sale of marketable securities
      and other assets                                26,171               --                --           26,171
                                                 -----------      -----------   ---------------      -----------

      Total revenues                               2,788,764        3,027,553                --        5,816,317

Costs and expenses:
    Lease operating expense                          695,007          184,843                --          879,850
    Dry holes and abandonments                       166,710               --                --          166,710
    Depreciation, depletion and amortization         539,346               --           470,959(c)     1,010,305
    Geological and geophysical                       546,634               --                --          546,634
    General and administrative                       802,723               --                --          802,723
    Interest expense                                      --               --         1,081,641(e)     1,081,641
    Loss on settlement of benefit plans              173,971               --                --          173,971
                                                 -----------      -----------   ---------------      -----------

      Total costs and expenses                     2,924,391          184,843         1,552,600        4,661,834
                                                 -----------      -----------   ---------------      -----------

Income (loss) before federal income taxes           (135,627)       2,842,710        (1,552,600)       1,154,483

Provision (benefit) for federal income taxes         (84,261)              --           451,539(d)       367,278
                                                 -----------      -----------   ---------------      -----------

Net income (loss)                                $   (51,366)     $ 2,842,710   $    (2,004,139)     $   787,205
                                                 ===========      ===========   ===============      ===========


Basic income (loss) per share                    $     (0.01)                                        $      0.16

Diluted income (loss) per share                  $     (0.01)                                        $      0.16

Weighted average shares outstanding:
      Basic                                        5,022,216                                           5,022,216
      Diluted                                      5,022,216                             46,740(f)     5,068,956

See accompanying notes to unaudited pro forma consolidated financial information.


                                      (12)

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

1.       GENERAL

         On December 16, 1998, Tormin, Inc., a wholly owned subsidiary of Toreador Royalty Corporation ("Company"), purchased, effective November 1, 1998, certain oil, gas and other mineral and royalty interests located in Alabama, Louisiana and Mississippi (the "Properties") from Howell Petroleum Corporation ("Howell"), a wholly owned subsidiary of Howell Corporation, pursuant to a Purchase and Sale Agreement (the "Howell Agreement") dated October 28, 1998 by and between Howell and J.T. Philip Company ("JTP"). Tormin acquired JTP's rights under the Howell Agreement through an assignment of JTP's rights and paid a transaction fee of 1.5% of the purchase price of the Properties.

         The purchase price for the Properties was $13 million. The Properties are comprised of approximately 1,775,000 gross mineral acres and 876,000 net mineral acres. Producing interests, which make up approximately 2% of the total net acres, are held in approximately 400 oil and gas wells. The acquisition of the Properties was accounted for under the purchase method and closed on December 16, 1998 (the "Closing Date").

         The purchase price of the Properties was funded with proceeds received from a private placement of $4 million of Company's Series A 9% Convertible Preferred Stock (the "Preferred Securities"), utilization of the Company's existing credit facility ($2.7 million), utilization of Tormin's new credit facility ($5.9 million), and cash on hand.

         The Preferred Securities, $1.00 par value, are owned by certain members of management and outside investors and accrue dividends at a rate of 9% of the stated value of $25 per share, payable on a quarterly basis. The Preferred Securities are convertible at the option of the holder at any time, unless previously redeemed, into shares of common stock at a conversion price of $4.00 per common share. The Company has the option to redeem the Preferred Securities, in whole or in part, at any time on or after December 1, 2001, at redemption prices declining from 103% to par on December 1, 2004, plus all accrued and unpaid dividends. The Company must redeem all outstanding Preferred Securities on December 1, 2008, at a redemption price equal to a liquidation value of $25 per share, plus all accrued and unpaid dividends.

         The Company's credit facility bears interest at the prime rate and matures in October 2000. Tormin's credit facility bears interest at prime +.5% and matures in June 2000.


                                      (13)

Pro forma adjustments are made to reflect the following:

(a)  The acquisition of the Properties. The allocation of the pro forma purchase price under the purchase method of accounting is presented below:
     Purchase Price ...........................................     $ 13,000,000
     Estimated purchase price adjustments, including
       Distributions of cash flows from the Properties
       from October 15, 1998 to the closing date,
       December 16, 1998 ......................................          (68,250)
     Other acquisition costs ..................................          347,893
                                                                    ------------
       Total Purchase Price ....................................    $ 13,279,643
                                                                    ============

     Purchase Allocation :
     Proved oil and gas properties ............................     $  5,880,488
     Mineral Interests ........................................        7,399,155
                                                                    ------------
                                                                    $ 13,279,643
                                                                    ============

     The purchase price was allocated to proved and unproved properties based upon engineering estimates of remaining proved, probable, and possible reserves considering the appropriate risk.

(b) The increase in current and long-term debt of $8.6 million, the issuance of 160,000 shares of the Preferred Securities and the capitalization of closing costs associated with these financing instruments. The closing costs will be amortized over the lives of the respective financing instruments.

(c) The increase in depreciation, depletion and amortization associated with the Properties. The pro forma adjustment assumes a depreciation, depletion and amortization rate per BOE of $3.72 for the year ended December 31, 1997 and the nine months ended September 30, 1998 based upon depletable costs of $5,880,488 and $5,409,529 at December 31, 1997 and September 30, 1998,
     respectively and proved reserves of 9.479 BCFE and 8.720 BCFE at January 1, 1997 and January 1, 1998, respectively.

(d) The increase in federal and state income taxes associated with the income generated by the Properties.


                                      (14)

(e) The increase in interest expense attributable to the increase in long-term debt and the issuance of the Preferred Securities. Interest expense on the credit facilities represents the floating rate the Company and Tormin would have incurred as if the acquisition was funded at January 1, 1997. Preferred dividends are calculated at a rate of 9% of the stated value as if the Preferred Securities were issued on January 1, 1997. The interest rates on the credit facilities and amortized financing fees were 8.75% and $60,753 for the year ended December 31, 1997 and 8.25% and $31,646 for the nine months ended September 30, 1998, respectively. The effect of a change in interest rate by 1/8% would be $3,375 for the year ended December
     31, 1997 and $3,375 for the nine months ended September 30, 1998.

(f) The increase in weighted average diluted shares due to the inclusion of dilutive stock options. These options were not included in the historical weighted average diluted shares as they would have created an anti-dilutive effect on earnings per share.

(g) The receipt of $12,516,488 in proceeds, net of bank fees, the subsequent use of $12,931,750 to acquire the Properties and the accrual of $398,677 in acquisition costs.

                                      (15)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TOREADOR ROYALTY CORPORATION


Date:   March 1, 1999                        By: /s/ G. Thomas Graves, III
                                                 -------------------------------
                                                 Name:  G. Thomas Graves, III
                                                 Title: President and
                                                        Chief Executive Officer

                              INDEX TO EXHIBITS

Exhibit
Number                   Description
-------                  -----------
10.1*    Securities Purchase Agreement, effective December 16, 1998, among
         Toreador Royalty Corporation and the Purchasers party thereto.

10.2*    Registration Rights Agreement, effective December 16, 1998, among
         Toreador Royalty Corporation and persons party thereto.

10.3*    Certificate of Designation of Series A Convertible Preferred Stock of
         Toreador Royalty Corporation.

10.4*    Purchase and Sale Agreement, effective November 1, 1998, between Howell
         Petroleum Corporation and The J.T. Philip Company, as amended.

10.5*    Credit Agreement effective December 15, 1998, between Compass Bank and
         Tormin, Inc.

23.1     Consent of PricewaterhouseCoopers, LLP.

-----------------------
*    Previously filed in Current Report on Form 8-K filed on December 31, 1998.